UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2005 (Date of earliest event reported)

LABORATORY CORPORATION OF AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 9, 2005, we entered into an Underwriting Agreement with a group of underwriters for whom Banc of America Securities LLC acted as representative. Under the Underwriting Agreement we sold $250,000,000 aggregate principal amount of our 5.625% Senior Notes due December 15, 2015 (the “Notes”) in a public offering pursuant to our effective shelf registration statement on Form S-3 (SEC File No. 333-130141). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1. We will be issuing the Notes pursuant to an indenture dated as of December 5, 2005 between us and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”) and an Officers’ Certificate setting forth the terms of the Notes filed herewith as Exhibit 4.1. Net proceeds from the issuance of the Notes, estimated at $247.2 million, together with cash on hand, will be used to repay borrowings under our senior credit facility that will be used to repurchase shares of our common stock.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.
1.1	Underwriting Agreement dated as of December 9, 2005 between Laboratory Corporation of America Holdings and Banc of America Securities LLC as representative of the several underwriters
4.1	Form of Officers’ Certificate under Indenture dated December 5, 2005 setting forth the terms of the Notes
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)

By:	/s/ Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary

Date: December 9, 2005

EXHIBIT INDEX

Exhibit No.
1.1	Underwriting Agreement dated as of December 9, 2005 between Laboratory Corporation of America Holdings and Banc of America Securities LLC as representative of the several underwriters
4.1	Form of Officers’ Certificate under Indenture dated December 5, 2005 setting forth the terms of the Notes
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes
23.1	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1)